Exhibit 3.1

BRITISH VIRGIN ISLANDS

BVI Business Companies Act 2004

Memorandum of Association
and Articles of Association of

WISeQey Corp.

A COMPANY LIMITED BY SHARES

Incorporated on 17th day of June 2025
Amended and restated on 8th day of December 2025
Amended and restated on 30th day of September 2026

ASCENTIUM (BVI) LTD

Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands

+1284 3947 500

ascentium.com

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT 2004

MEMORANDUM OF ASSOCIATION

OF

WISeQey Corp.

A Company Limited By Shares

1	NAME

The name of the Company is WISeQey Corp.

2	STATUS

The Company is a company limited by shares.

3	REGISTERED OFFICE AND REGISTERED AGENT

3.1	The first registered office of the Company is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

3.2	The first registered agent of the Company is Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

3.3	The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its registered office or change its registered agent.

3.4	If at any time the Company does not have a registered agent it may, by Resolution of Shareholders or Resolution of Directors, appoint a registered agent.

4	CAPACITY AND POWERS

4.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

4.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

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5	NUMBER AND CLASSES OF SHARES

5.1	The Company is authorised to issue a maximum of 105,000,000 no par value Shares in three classes as follows:

(a)	up to 100,000,000 Ordinary Shares (Ordinary Shares);

(b)	up to 1,000,000 Class B Shares (Class B Shares); and

(c)	up to 4,000,000 Class F Shares (Class F Shares)

5.2	The Company may issue a class of Shares in one or more series. The division of a class of Shares into one or more series and the designation to be made to each series shall be determined by the directors from time to time.

6	RIGHTS OF SHARES

6.1	Each Ordinary Share confers upon the Shareholder:

(a)	the right to attend any meeting of Shareholders;

(b)	the right to one (1) vote per Ordinary Share on any Resolution of Shareholders; and

(c)	the right to participate in any dividends or distributions declared whether of an income or capital basis and whether or not paid on the dissolution of the Company or otherwise (a Distribution), such Distributions to be paid pari passu as between all Shares by reference only to the Dividend Participation applicable to each Share, with each Ordinary Share having a Dividend Participation of 1.0; and

(d)	such other rights and entitlements as may be specified in the Articles.

6.2	Each Class B Share confers upon the Shareholder:

(a)	the right to attend any meeting of Shareholders;

(b)	the right to ten (10) votes per Class B Share on any Resolution of Shareholders, provided that (and automatically adjusted as necessary so that) the aggregate voting power attributable to all Class B Shares entitled to vote on any matter shall not exceed 49.999999% of the total voting power of all Shares entitled to vote on such matter, calculated disregarding any voting rights attaching to the Class F Shares; and

(c)	the right to participate in any Distributions, such Distributions to be paid pari passu as between all Shares by reference only to the Dividend Participation applicable to each Share, with each Class B Share having a Dividend Participation of 0.1.

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6.3	Each Class F Share confers upon the Shareholder:

(a)	the right to attend any meeting of Shareholders;

(b)	a number of votes per Class F Share, on any matter that is submitted to a vote of Shareholders, that would cause the total votes of all Class F Shares to equal 49.999999% of the voting power of all Shares (or, if the applicable voting standard is “a majority of the Shares present in person or represented by proxy and entitled to vote on such matter”, 49.999999% of the voting power of Shares present in person or represented by proxy and entitled to vote on such matter) minus the aggregate number of voting rights attaching to all Class B Shares and Ordinary Shares of the Company held by the holder(s) of Class F Shares entitled to vote on such matter, if any; and

(c)	the right to participate in any Distributions, such Distributions to be paid pari passu as between all Shares by reference only to the Dividend Participation applicable to each Share, with each Class F Share having a Dividend Participation of 0.1.

6.4	For the purposes of any entitlement to a Distribution, “Dividend Participation” means the participation metric used solely to determine the relative entitlement of Shares to dividends declared by the Company and to surplus assets available for distribution upon a liquidation, dissolution or winding-up of the Company. Dividends declared by the Company and any surplus assets available for distribution upon a liquidation, dissolution or winding up of the Company shall be distributed pari passu among all Shares by reference to the Dividend Participation applicable to each Share, with Ordinary Shares having a Dividend Participation of 1.0 and Class B Shares and Class F Shares each having a Dividend Participation of 0.1.

6.5	Save as expressly provided above with respect to the Dividend Participation (as set out in clause 6.4) and voting rights, there is no priority or preference between classes of Shares. All Shares rank pari passu as to timing and priority of payment and the quantum of any distribution (including upon liquidation, dissolution or winding-up) shall be allocated among all Shares solely by reference to the Dividend Participation applicable to each Share.

6.6	The Class B Shares may only be transferred to a person who, immediately prior to such transfer, is a holder of Class B Shares. Any purported transfer of a Class B Share in breach of this restriction shall be void and of no effect, and the Board shall refuse to register any transfer not in compliance with this clause. This restriction does not apply to an allotment or issue of Class B Shares by the Company, or to a transfer by the Company of any treasury shares.

6.7	The Class F Shares shall be non-transferable other than a transfer to a trust established by the transferring Class F Shareholder. Any purported transfer of a Class F Share in breach of this restriction shall be void and of no effect, and the Board may refuse to register any transfer not in compliance with this clause.

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6.8	Conversion of Class F Shares

(a)	Each Class F Share is convertible, at the option of the holder at any time, into either (i) one (1) Class B Share on a one-for-one basis or (ii) one (1) Ordinary Share for every ten (10) Class F Shares surrendered.

(b)	No conversion into Class B Shares shall be effected to the extent it would result in the aggregate voting power attributable to all Class B Shares entitled to vote on the relevant matter exceeding 49.999999% of the total voting power of all Shares entitled to vote on such matter, calculated disregarding any voting rights attaching to the Class F Shares, as described in clause 6.2(b). The Board may refuse to register any conversion (in whole or in part) that would cause such excess and shall only register such number of shares as may be converted without causing such excess.

(c)	Conversions shall be effected by delivery of a notice of conversion to the Company in such form as the Board may prescribe, together with (where applicable) the relevant share certificate(s). Conversion shall be effective upon updating of the register of members to reflect the conversion.

(d)	Upon conversion, the converting Class F Share(s) shall be cancelled and the resulting Class B Share(s) or Ordinary Share(s), as applicable, shall be issued to the converting holder (or as it may direct). From the effective time of conversion, the holder shall be entitled to the rights and subject to the restrictions attaching to the class of Shares into which the Class F Share(s) has converted (including the applicable Dividend Participation) and shall cease to have any rights attaching to the converted Class F Share(s).

(e)	The conversion of Class F Shares into Ordinary Shares pursuant to Regulation (a) shall be effected in multiples of ten (10) Class F Shares only. No fractional Shares shall be issued upon conversion.

6.9	Conversion of Class B Shares

(a)	Class B Shares are convertible, at the option of the holder at any time, into one (1) Ordinary Share for every ten (10) Class B Shares surrendered.

(b)	Conversions shall be effected by delivery of a notice of conversion to the Company in such form as the Board may prescribe, together with (where applicable) the relevant share certificate(s). Conversion shall be effective upon updating of the register of members to reflect the conversion.

(c)	Upon conversion, the converting Class B Shares shall be cancelled and the resulting Ordinary Share(s) shall be issued to the converting holder (or as it may direct). From the effective time of conversion, the holder shall be entitled to the rights and subject to the restrictions attaching to the class of Shares into which the Class B Shares has converted (including the applicable Dividend Participation) and shall cease to have any rights attaching to the converted Class B Shares.

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(d)	The conversion of Class B Shares into Ordinary Shares shall be effected in multiples of ten (10) Class B Shares only.

(e)	No fractional Shares shall be issued upon conversion.

7	REGISTERED SHARES

The Company shall issue registered Shares only. The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

8	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

8.1	The Company may amend this Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend this Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend this Memorandum or the Articles;

(c)	in circumstances where this Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to this Clause 8.

8.2	Any amendment of this Memorandum or the Articles will take effect from the date that the notice of amendment, or restated Memorandum and Articles incorporating the amendment, is registered by the Registrar or from such other date as determined pursuant to the Act.

8.3	The rights conferred upon the holders of the Shares of any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of the holders of a majority of the issued Shares of that class or by a resolution approved at a duly convened and constituted meeting of the Shares of that class by the affirmative vote of a majority of the votes of the Shares of that class which were present at the meeting and were voted.

8.4	The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally with such existing Shares.

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9	DEFINITIONS AND INTERPRETATION

9.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

Act means the BVI Business Companies Act 2004, Revised Edition 2020, and includes the BVI Business Companies Regulations 2012 and any other regulations made under the Act.

Articles means the attached Articles of Association of the Company.

Dividend Participation has the meaning given in clause 6.4.

Memorandum means this Memorandum of Association of the Company.

Nominee Shareholder is a Shareholder that holds shares in the Company and exercises the associated voting rights according to the instructions of a nominator without any discretion or receives dividends on behalf of a nominator.

person includes individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons.

Permitted Holder means, in relation to Class B Shares, any of the following: (i) any holder of Class B Shares from time to time; and (ii) any employee, officer, director or consultant of any member of the Group designated by the Board from time to time (including any participant in any employee share or incentive plan approved by the Board).

Proscribed Powers means the powers to: (a) amend this Memorandum or the Articles; (b) designate committees of directors; (c) delegate powers to a committee of directors; (d) appoint or remove directors; (e) appoint or remove an agent; (f) approve a plan of merger, consolidation or arrangement; (g) make a declaration of solvency or to approve a liquidation plan; or (h) make a determination that immediately after a proposed distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

Resolution of Directors means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by a majority of directors or by a majority of the members of a committee of directors of the Company, as the case may be.

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Resolution of Shareholders means either:

(a)	a resolution approved at a duly convened and constituted meeting of the Shareholders by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by a majority of the votes of the Shares entitled to vote on such resolution.

Seal means any seal which has been duly adopted as the common seal of the Company.

Share means a share issued or to be issued by the Company.

Shareholder means a person whose name is entered in the register of members of the Company as the holder of one or more Shares.

written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and in writing shall be construed accordingly.

9.2	In this Memorandum and the Articles, unless the context otherwise requires, a reference to:

(a)	a Regulation is a reference to a regulation of the Articles;

(b)	a Clause is a reference to a clause of this Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, this Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act any re-enactment thereof; and

(e)	the singular includes the plural and vice versa.

9.3	Where a period of time is expressed as a number of days, the days on which the period begins and ends are not included in the computation of the number of days.

9.4	Any reference to a month shall be construed as a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month and a reference to a period of several months shall be construed accordingly.

9.5	Any words or expressions defined in the Act bear the same meaning in this Memorandum and the Articles unless the context otherwise requires or they are otherwise defined in this Memorandum or the Articles.

9.6	Headings are inserted for convenience only and shall be disregarded in interpreting this Memorandum and the Articles.

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Signed for Harneys Corporate Services Limited of Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on 17 June 2025:

Incorporator

Sgd Indira Ward-Lewis

…………………………..
Indira Ward-Lewis
Authorised Signatory
ASCENTIUM (BVI) LTD

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TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT 2004

ARTICLES OF ASSOCIATION

OF

WISeQey Corp.

A Company Limited By Shares

1	DISAPPLICATION OF THE ACT

The following sections of the Act shall not apply to the Company:

(a)	section 46 (Pre-emptive rights);

(b)	section 60 (Process for acquisition of own shares);

(c)	section 61 (Offer to one or more shareholders);

(d)	section 62 (Shares redeemed otherwise than at the option of company); and

(e)	section 175 (Disposition of assets).

2	SHARES

2.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting), the Act and, where applicable, the rules of the Nasdaq Global Market and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares with or without preferred, deferred or other rights or restrictions, whether in regard to a dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Act and the Articles) vary such rights. Notwithstanding the foregoing, the Directors may allot or issue Class B Shares only to Permitted Holders.

2.2	The Company may issue securities in the Company, which may be comprised of whole Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

2.3	The Company shall not issue certificates in respect of any Shares issued by it.

2.4	If several persons are registered as joint holders of any Shares, any one of such persons may give an effectual receipt for any distribution.

2.5	Shares and other securities may be issued at such times, to such persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.6	A Share may be issued for consideration in any form or a combination of forms, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.7	Before issuing Shares for a consideration which is, in whole or in part, other than money, a Resolution of Directors shall be passed stating:

(a)	the amount to be credited for the issue of the Shares; and

(b)	that, in the opinion of the directors, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

2.8	The Company shall keep a register of members containing:

(a)	the names and addresses of the persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any person ceased to be a Shareholder.

2.9	The Company shall (unless exempted under the Act) file its register of members with the Registrar within 30 days after the date of incorporation and shall, within 30 days of any change occurring, file the change with the Registrar.

2.10	Where a Shareholder is acting as a Nominee Shareholder, the Company shall in addition to the register of members, keep information on the name and address of the nominator on whose behalf the Nominee Shareholder is holding Shares. The Company shall file the name and address of the nominator with the Registrar.

2.11	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.12	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3	REDEMPTION OF SHARES AND TREASURY SHARES

3.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2	The Company may acquire its own fully paid Shares for no consideration by way of surrender of the Shares to the Company by the person holding the Shares. Any such surrender shall be in writing and signed by the person holding the Shares.

3.3	The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the purchase, redemption or other acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.4	Shares that the Company purchases, redeems or otherwise acquires may be cancelled or held as treasury shares provided that the number of Shares purchased, redeemed or otherwise acquired and held as treasury shares, when aggregated with Shares of the same class already held by the Company as treasury shares, may not exceed 50% of the Shares of that class previously issued by the Company excluding Shares that have been cancelled. Shares which have been cancelled shall be available for reissue.

3.5	All rights and obligations attaching to a treasury share are suspended and shall not be exercised by the Company while it holds the Share as a treasury share.

3.6	Treasury shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

4	MORTGAGES AND CHARGES OF SHARES

4.1	Shareholders may mortgage or charge their Shares.

4.2	There shall be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

4.5	The directors may not resolve to refuse or delay the transfer of a Share pursuant to the enforcement of a valid security interest created over the Share.

5	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3	The written notice of call referred to in Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of nonpayment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Regulation 5.2 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6	TRANSFER OF SHARES

6.1	Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

6.2	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.3	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.4	The personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

6.5	The directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

7	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1	The directors, acting collectively by Resolution of Directors of the Company, may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2	The directors shall call at least one meeting per year and shall designate such meeting as the Annual General Meeting. The first Annual General Meeting shall be called within 12 months of the listing of the Company, and thereafter, once per calendar year. All other meetings shall be regarded as general meetings.

7.3	Upon the written request of Shareholders entitled to exercise 5% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of Shareholders. Such requesting Shareholders shall also be entitled to request that specific items be included on the agenda of any such meeting, and the directors shall include such items on the agenda, provided that the request is made in writing and is received by the Company at least 20 days prior to the date of the meeting. The right to request specific agenda items under this Regulation shall also apply to any Annual General Meeting or other general meeting of Shareholders convened by the directors.

7.4	The director convening a meeting shall give not less than 20 days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting;

(b)	the other directors, and indicate in such notice the items on the agenda of the meeting and provide together therewith other relevant documents for the meeting, such as any documents to be considered, the meeting admission card (if any) and the proxy card (if any).

7.5	The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

7.6	The director convening a meeting of Shareholders shall, in such notice of a meeting as to be given in accordance with Regulation 7.4, indicate the items on the agenda of the meeting and provide together therewith other relevant documents for the meeting, such as:

(a)	any documents to be considered;

(b)	the meeting admission card (if any); and

(c)	the proxy card (if any).

7.7	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.8	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.9	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.10	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.11	The instrument appointing a proxy shall be in substantially the following form or such other form as approved by the directors or as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

WISeQey Corp.

I/We being a Shareholder of the above Company HEREBY APPOINT …………….. …………………………. of …………………………. or failing him …………………………. of …………………………. to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the …… day of …………………………., 20...... and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this ...... day of …………………………., 20......

………………………….
Shareholder

7.12	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

7.13	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders or their authorised representatives participating in the meeting are able to hear each other.

7.14	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.15	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.16	At every meeting of Shareholders, the chairman of the board of directors shall preside as chairman of the meeting. If there is no chairman of the board of directors or if that chairman is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.17	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.18	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.19	Subject to the specific provisions contained in this Regulation for the appointment of representatives of persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.20	Any person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

7.21	The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

7.22	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.23	An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8	UNTRACEABLE MEMBERS

8.1	Where any Shareholder is untraceable, the Company may sell any of their Shares, provided that:

(a)	no less than 3 cheques for any sums payable in cash to such Shareholder have remained uncashed for a period of 12 years from the date of the issue of the cheque;

(b)	the Company not having during that time or before the expiry of the three-month period referred to in (c) below received any indication of the existence of the Shareholder or person entitled to such Shares by death, bankruptcy or operation of law; and

(c)	upon expiration of the 12-year period, an advertisement has been published in newspapers, giving notice of the Company’s intention to sell those Shares, and a period of three months or such shorter period has elapsed since the date of such advertisement.

8.2	Where the Company sells the Shares of any untraceable Shareholder, the net proceeds of any such sale shall be held in the Company, and the net proceeds shall be accounted as a debt due to that untraceable Shareholder for an amount equal to such net proceeds.

9	DIRECTORS

9.1	The directors shall be elected on an annual basis by Resolution of Shareholders at the Annual General Meeting. Directors shall be elected by a majority of the votes cast at any meeting of shareholders; provided, however, that if the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, the directors shall instead be elected by a plurality of the votes cast. Each director shall hold office until the next Annual General Meeting, except in the event of the earlier of death, resignation or removal. Each director then in office shall resign at each Annual General Meeting with effect from the end of such meeting. Directors that have previously served on the Board may be re-elected.

9.2	No person shall be appointed as a director or alternate director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or alternate director, or to be nominated as a reserve director.

9.3	Subject to Regulation 9.1, the minimum number of directors shall be two and the maximum number shall be fourteen.

9.4	Each director holds office for a one year term, or until his earlier death, resignation or removal. A director can be re-elected to office by Resolution of the Shareholders at the Annual General Meeting.

9.5	A director may be removed from office:

(a)	with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of the votes of the Shares of the Company entitled to vote; or

(b)	with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

9.6	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

9.7	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

9.8	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

9.9	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company or who have been nominated as reserve directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director, or nominated as a reserve director, of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company;

(d)	the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e)	such other information as may be prescribed by the Act.

9.10	The nomination of a person as a reserve Director ceases to have effect if:

(a)	before the death of the Director who nominated them,

(i)	they resign as reserve Director, or

(ii)	the Director revokes the nomination in writing; or

(b)	the Director who nominated them ceases to be able to be the Director for any reason other than their death.

9.11	The Company shall file its register of directors with the Registrar within 15 days after the date of appointment of the first director and shall, within 30 days of any change occurring, file the change with the Registrar.

9.12	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

9.13	The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

9.14	A director is not required to hold a Share as a qualification to office.

10	POWERS OF DIRECTORS

10.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

10.2	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

10.3	If the Company is the wholly owned subsidiary of a parent, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the parent even though it may not be in the best interests of the Company.

10.4	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

10.5	The continuing directors may act notwithstanding any vacancy in their body.

10.6	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

10.7	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

11	PROCEEDINGS OF DIRECTORS

11.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

11.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

11.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.4	A director shall be given not less than 5 days’ notice of meetings of directors, but a meeting of directors held without 5 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

11.5	A director of the company (the appointing director) may appoint any other director or any other eligible person as his alternate to exercise the appointing director’s powers and carry out the appointing director’s responsibilities in relation to the taking of decisions by the directors in the absence of the appointing director.

11.6	The appointment and termination of an alternate director must be in writing, and written notice of the appointment and termination must be given by the appointing director to the Company as soon as reasonably practicable.

11.7	An alternate director has the same rights as the appointing director in relation to any directors’ meeting and any written resolution circulated for written consent. An alternate director has no power to appoint a further alternate, whether of the appointing director or of the alternate director, and the alternate does not act as an agent of or for the appointing director.

11.8	The appointing director may, at any time, voluntarily terminate the alternate director’s appointment. The voluntary termination of the appointment of an alternate shall take effect from the time when written notice of the termination is given to the Company. The rights of an alternate shall automatically terminate if the appointing director dies or otherwise ceases to hold office.

11.9	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, subject to a minimum of 2.

11.10	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

11.11	The directors may appoint a director as chairman of the board of directors. At meetings of directors at which the chairman of the board of directors is present, he shall preside as chairman of the meeting. If there is no chairman of the board of directors or if the chairman of the board is not present, the directors present shall choose one of their number to be chairman of the meeting.

11.12	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

12	COMMITTEES

12.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee. Such committees may include, but shall not be limited to:

(a)	a compensation committee;

(b)	a corporate governance committee;

(c)	a nomination and compensation committee; and

(d)	a strategy committee; or such others as required by the Nasdaq Global Market.

12.2	The directors have no power to delegate to a committee of directors any of the Proscribed Powers.

12.3	A committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, may appoint a sub-committee and delegate powers exercisable by the committee to the sub-committee.

12.4	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

12.5	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

13	OFFICERS AND AGENTS

13.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors.

13.2	The emoluments of all officers shall be fixed by Resolution of Directors.

13.3	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

13.4	The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

13.5	An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	the Proscribed Powers;

(b)	to change the registered office or agent;

(c)	to fix emoluments of directors; or

(d)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

13.6	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

13.7	The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

14	CONFLICT OF INTERESTS

14.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

14.2	For the purposes of Regulation 14.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

14.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction, and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

15	INDEMNIFICATION

15.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

15.2	The indemnity in Regulation 15.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

15.3	For the purposes of Regulation 15.2 and without limitation, a director acts in the best interests of the Company if he acts in the best interests of the Company’s parent in the circumstances specified in Regulation 10.3.

15.4	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

15.5	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

15.6	Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Regulation 15.1.

15.7	Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Regulation 15.1 and upon such terms and conditions, if any, as the Company deems appropriate.

15.8	The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

15.9	If a person referred to in Regulation 15.1 has been successful in defence of any proceedings referred to in Regulation 15.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

15.10	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

16	CORPORATE RECORDS

16.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

16.2	Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.

16.3	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

16.4	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and

(b)	minutes of meetings and Resolutions of Directors and committees of directors.

16.5	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

16.6	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act 2001 as from time to time amended or re-enacted.

17	SEAL

The Company shall have a Seal an impression of which shall be kept at the office of the registered agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1	The directors of the Company may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2	Dividends may be paid in money, shares, or other property.

18.3	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Regulation 20 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4	No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares.

19	ACCOUNTS AND AUDIT

19.1	The Company shall keep records and underlying documentation that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

19.2	The records and underlying documentation of the Company shall be kept at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine and if the records and underlying documentation are kept in a location other than the office of the registered agent, the Company shall provide the registered agent with a written record of:

(a)	the physical address of the place at which the records and underlying documentation are kept; and

(b)	the name of the person who maintains and controls the Company’s records and underlying documentation.

19.3	If the location at which the records and underlying documentation are kept or the name of the person who maintains and controls the records and underlying documentation changes, the Company shall, within 14 days of the change provide its registered agent with:

(a)	the physical address of the new location at which the records and underlying documentation are kept; and

(b)	the name of the new person who maintains and controls the Company’s records and underlying documentation.

19.4	The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

19.5	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

19.6	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

19.7	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

19.8	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

19.9	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

19.10	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

19.11	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

19.12	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

20	NOTICES

20.1	Any notice, information or written statement to be given by the Company to Shareholders shall be in writing and may be given by personal service, mail, courier, email, or fax to such Shareholder’s address as shown in the register of members or to such Shareholder’s email address or fax number as notified by the Shareholder to the Company in writing from time to time.

20.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail addressed to the Company at the offices of the registered agent of the Company.

20.3	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing notice, and shall be deemed to be received on the fifth business day following the day on which the notice was posted. Where a notice is sent by fax or email, notice shall be deemed to be effected by transmitting the email or fax to the address or number provided by the intended recipient and service of the notice shall be deemed to have been received on the same day that it was transmitted.

21	MERGERS, CONSOLIDATIONS AND ARRANGEMENTS

21.1	Any plan of merger, consolidation or arrangement involving the Company shall require such approval of Shareholders as is prescribed by the Act (which, as at the date of adoption of these Articles, requires the approval of a majority in number of shareholders representing at least 50% of the votes cast at a meeting of Shareholders or by a resolution consented to in writing by a majority of the votes of the Shares entitled to vote thereon).

21.2	The provisions of Part IX of the Act relating to the compulsory acquisition of shares of minority shareholders (which, as at the date of adoption of these Articles, permits a person who has acquired at least 90% of the votes of the outstanding Shares entitled to vote and 90% of the votes of each class of outstanding Shares entitled to vote to compulsorily acquire the remaining Shares) shall apply to the Company.

21.3	For the avoidance of doubt, the approval thresholds prescribed by the Act for mergers, consolidations and arrangements shall apply to the Company notwithstanding any different threshold that may otherwise apply to a Resolution of Shareholders under these Articles or the Memorandum.

21.4	Any Shareholder who is dissatisfied with the terms of a merger, consolidation or arrangement may exercise such rights (including, without limitation, the right to payment of the fair value of the Shareholder’s Shares) as may be conferred by section 179 of the Act.

22	SWISS TAKEOVER LAW — OPTING OUT

22.1	Whilst the Company’s Shares remain listed on the SIX Swiss Exchange or another Swiss exchange at least partly, the Company and its shareholders acknowledge that it is subject to Swiss takeover law.

22.2	The acquirer of Shares of the Company is not obliged to make a public offer pursuant to article 135 and 163 of the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading.

22.3	If the Company’s Shares are fully de-listed from the SIX Swiss Exchange and no listing on another Swiss exchange occurs in lieu thereof, this Regulation shall cease to have effect.

23	VOLUNTARY LIQUIDATION

Subject to the Act, the Company may by Resolution of Shareholders appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

24	CONTINUATION

The Company may by Resolution of Shareholders continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

Signed for Harneys Corporate Services Limited of Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on 17 June 2025:

Incorporator

Sgd Indira Ward-Lewis

...............…..................
Indira Ward-Lewis
Authorised Signatory
ASCENTIUM (BVI) LTD